Exhibit 99.1

Wayside Technology Group Reports First Quarter 2021 Results

Eatontown, NJ – May 5, 2021 – Wayside Technology Group, Inc. (NASDAQ: WSTG) (“Wayside” or the “Company”), a value-added IT channel company providing innovative sales and distribution solutions for emerging technology vendors, is reporting results for the first quarter ended March 31, 2021.

First Quarter 2021 Summary vs. Same Year-Ago Quarter

●	Net sales increased slightly to $62.8 million compared to $62.6 million.
●	Gross profit increased 33% to a record $10.8 million compared to $8.2 million.
●	Net income increased 82% to $1.5 million or $0.35 per share, compared to $0.8 million or $0.18 per share.
●	Net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters and acquisition related costs, net of taxes (a non-GAAP financial measure defined below) was $1.5 million or $0.35 per share, compared to $2.1 million or $0.47 per share.
●	Adjusted EBITDA (a non-GAAP financial measure defined below) was $2.6 million compared to $3.1 million.

Management Commentary

“During the first quarter, we continued to execute on our growth strategy and lay a solid foundation for 2021,” said Dale Foster, CEO of Wayside. “Despite a tough comparable period in the prior year, we generated year-over-year growth across net sales, adjusted gross billings and gross margin, reaching a record $10.8 million in gross profit for the quarter. As we made further progress on our integration of CDF Group (CDF) and develop both existing partnerships and cross-selling opportunities, we are making key strategic investments ahead of our growth objectives. While the benefits of these investments have yet to fully flow through to our profitability, we expect to generate further bottom-line growth over time as we keep supporting our organic business and driving additional synergies with CDF and Interwork.

“Our three core growth drivers continued to be top of mind throughout the quarter, and they will underscore our strategy going forward. As part of our ongoing support to current vendors, we have helped them navigate a dynamic demand environment as their end customers continue building their IT infrastructures within an increasingly hybrid work-driven landscape. This new environment has shifted our product mix from quarter to quarter, with security, data center and cloud products garnering greater demand in Q1. Even as broader recovery from the pandemic progresses, IT needs will continue to evolve, and our diversified portfolio and line card remain poised to support these needs.

“We are expanding this diversification even further through adding new vendors with above-average growth potential. As we ramp-up collaboration among our US, Canadian and EMEA sales teams, we are already adding several emerging UK vendors to our line card. In addition, we are building relationships with larger international brands where we can distribute certain product lines within our core categories. The cross-selling opportunities we are identifying through Interwork and CDF’s networks will help us deepen our global footprint and bolster the strength of our combined sales team.

“Our work to develop our vendor network remains well-supported by our strong balance sheet and the added capabilities that our recent acquisitions have made possible. The cloud products and consultative services offered through Grey Matter and Cloud Know How (divisions of CDF), respectively, have accelerated our long-running development of an internal cloud marketplace. With the marketplace set to launch later this month, we expect to expand our support for new and incoming cloud vendors, as well as offer more comprehensive end-to-end services for consumers. The cloud is a mainstay of today’s remote and hybrid work environments, and we expect it to become an important and strategic element of both our portfolio and our long-term growth.

“As we look to the rest of 2021, we plan to continue leveraging our strong foundation to support the emerging vendors in our network and pipeline, as well as seek additional accretive acquisition opportunities in the IT distribution and solutions marketplace. These are still early days for our long-term growth trajectory.”

Dividend

Subsequent to the quarter, on May 4, 2021, Wayside’s board of directors declared a quarterly dividend of $0.17 per share of its common stock payable on May 21, 2021 to shareholders of record on May 17, 2021.

First Quarter 2021 Financial Results

Net sales in the first quarter of 2021 increased slightly to $62.8 million compared to $62.6 million for the same period in 2020. The modest growth reflects the positive impact of CDF and Interwork, partially offset by a change in product mix sold within the Company’s existing vendor network relative to prior quarters. It is important to note that the first quarter of 2020 had substantial uptick in growth attributable to a significant client win.

Adjusted gross billings (a non-GAAP financial measure defined below) in the first quarter of 2021 increased 22% to $210.9 million compared to $173.1 million for the same period in 2020.

Gross profit in the first quarter of 2021 increased 33% to $10.8 million compared to $8.2 million for the same period in 2020. The increase in gross profit was driven by the positive impact of CDF and Interwork. However, it is important to note that the Company’s gross profit performance during the quarter was impacted by multiple factors, including customer early pay discounts, reduced vendor rebates and increased customer rebates that the Company is working to mitigate and offset these costs in future quarters.

Total selling, general, and administrative (“SG&A”) expenses in the first quarter of 2021 were $8.8 million compared to $7.2 million for the same period in 2020. The increase was primarily driven by incremental costs related to the operations of CDF and Interwork, as well as a one-time severance expense incurred during the quarter. Further, these expenses reflect increased investments ahead of the Company’s growth objectives, which are expected to drive continued gross profit growth in the coming quarters. As a percentage of net sales, SG&A was 14.0% compared to 11.5% for the same period in 2020. Over time, the Company continues to expect SG&A margin to decline as a percent of revenue as it leverages the resources of the combined organizations.

Net income in the first quarter of 2021 increased 82% to $1.5 million or $0.35 per diluted share, compared to $0.8 million or $0.18 per diluted share for the same period in 2020. Net income excluding costs related to the unsolicited bid and related matters, as well as acquisition related costs, net of taxes, were $1.5 million or $0.35 per share, compared to $2.1 million or $0.47 per share for the same period in 2020.

Adjusted EBITDA (a non-GAAP financial measure defined below) in the first quarter of 2021 was $2.6 million compared to $3.1 million for the same period in 2020. The decrease was primarily driven by the impact of the aforementioned severance expenses, early pay discount programs, and increased customer rebates and decreased vendor rebates, which were elevated relative to the year-ago quarter.

Effective margin, which is defined as adjusted EBITDA (a non-GAAP financial measure defined below) as a percentage of gross profit, was 24.4% in the first quarter of 2021 compared to 38.2% for the same period in 2020. The decrease was driven by the aforementioned decline in adjusted EBITDA and the related mitigating factors on the Company’s profitability performance. Effective margin is expected to improve over the coming quarters as the Company works to offset these factors and drive greater benefits from its strategic investments.

Cash and cash equivalents increased 15% to $33.7 million on March 31, 2021, compared to $29.3 million at December 31, 2020. The increase was primarily driven by continued improvements in working capital, along with the liquidity benefits of the aforementioned early pay discount program. The Company remained debt free on March 31, 2021, and had no borrowings outstanding under its $20 million credit facility.

Financial results include operations of Interwork Technologies effective May 1, 2020, as well as operations of CDF Group effective November 6, 2020. The initial allocation of the purchase price of CDF Group is based on preliminary information and is subject to adjustments during a one-year measurement period following the close date of the acquisition. This may include adjustments to provisional balances including the fair value of tangible and intangible asset values, amortization and deferred taxes. More information will be available in the Company’s quarterly report filed on Form 10-Q with the Securities and Exchange Commission.

Conference Call

Wayside Technology Group will conduct a conference call tomorrow, May 6, 2021, at 8:30 a.m. Eastern time to discuss its results for the first quarter ended March 31, 2021.

Wayside management will host the conference call, followed by a question and answer period.

Date: Thursday, May 6, 2021

Time: 8:30 a.m. Eastern time

Toll-free dial-in number: (888) 771-4371

International dial-in number: (847) 585-4405

Conference ID: 50151487

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and on the investor relations section of the company’s website at www.waysidetechnology.com.

About Wayside Technology Group

Wayside Technology Group, Inc. (NASDAQ: WSTG) is a value-added IT distribution and solutions company specializing in emerging technologies. Wayside operates across the US, Canada and Europe through multiple business units, including Climb Channel Solutions, Sigma, Grey Matter, Interwork and TechXtend. The Company provides IT distribution and solutions for emerging companies in the Security, Data

Management, Cloud, Connectivity, Storage & HCI, Virtualization, and Software & ALM industries.

Additional information can be found by visiting www.waysidetechnology.com.

Non-GAAP Financial Measures

We use non-GAAP financial measures, including adjusted gross billings, net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs, and adjusted EBITDA as supplemental measures of the performance of our business. Our use of these financial measures has limitations and you should not consider them in isolation or use them as substitutes for analysis of our financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide a reconciliation of each non-GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Forward-Looking Statements

The statements in this release concerning the Company’s future prospects are forward-looking statements that involve certain risks and uncertainties. These risk and uncertainties include, without limitation, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, contribution of key vendor relationships and support programs, as well as factors that affect the software industry in general and other factors. Currently, one of the most significant factors, however, is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the Company, the global economy and financial markets. The extent to which COVID-19 impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, including the impact on our reseller partners and the end customer markets they serve, among others. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission.

Company Contact

Michael Vesey

Chief Financial Officer

1-732-389-0932

michael.vesey@waysidetechnology.com

Investor Relations Contact

Cody Cree or Jackie Keshner

Gateway Investor Relations

1-949-574-3860

WSTG@gatewayir.com

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	March 31,	December 31,
	2021	2020

ASSETS
Current assets
Cash and cash equivalents	$33,747	$29,348
Accounts receivable, net of allowances of $910 and $892, respectively	95,412	93,821
Inventory, net	4,190	4,936
Vendor prepayments and advances	7,531	1,235
Prepaid expenses and other current assets	3,777	3,837
Total current assets	144,657	133,177

Equipment and leasehold improvements, net	2,275	2,308
Goodwill	17,457	16,816
Other intangibles, net	10,753	10,625
Right-of-use assets, net	1,856	1,933
Accounts receivable long-term	135	304
Other assets	510	257
Deferred income tax assets	67	113
Total assets	$177,710	$165,533

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$126,832	$116,692
Lease liability, current portion	505	490
Total current liabilities	127,337	117,182

Lease liability, net of current portion	2,051	2,167
Deferred income tax liabilities	1,573	1,467
Total liabilities	130,961	120,816

Stockholders’ equity
Common Stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,411,197 and 4,361,997 shares outstanding, respectively	53	53
Additional paid-in capital	31,358	31,962
Treasury stock, at cost, 873,303 and 922,503 shares, respectively	(13,921)	(14,747)
Retained earnings	28,961	28,191
Accumulated other comprehensive income (loss)	298	(742)
Total stockholders’ equity	46,749	44,717
Total liabilities and stockholders’ equity	$177,710	$165,533

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

( Amounts in thousands, except per share data)

	Three months ended
	March 31,
	2021	2020

Net sales	$62,813	$62,618

Cost of sales	51,970	54,454

Gross profit	10,843	8,164

Selling, general and administrative expenses	8,412	5,404
Legal and financial advisory expenses, net - unsolicited bid and related matters	-	1,323
Acquisition related costs	-	403
Amortization & depreciation expense	399	96
Total selling, general and administrative expenses	8,811	7,226

Income from operations	2,032	938

Interest, net	10	62
Foreign currency transaction (loss) gain	(91)	115
Income before provision for income taxes	1,951	1,115
Provision for income taxes	431	279

Net income	$1,520	$836

Income per common share - Basic	$0.35	$0.18
Income per common share - Diluted	$0.35	$0.18

Weighted average common shares outstanding - Basic	4,247	4,447
Weighted average common shares outstanding - Diluted	4,247	4,447

Dividends paid per common share	$0.17	$0.17

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

(Amounts in thousands, except per share data)

The table below presents net sales reconciled to adjusted gross billings (Non-GAAP):

	Three months ended
	March 31,
	2021	2020
Adjusted Gross Billings (Non-GAAP) (1)

Net sales	$62,813	$62,618
Costs of sales related to Software – security and highly interdependent with support and maintenance, support or other services	148,048	110,481
Adjusted gross billings (Non-GAAP)	$210,861	$173,099

(1)	We define adjusted gross billings as net sales in accordance with US GAAP, adjusted for the cost of sales related to Software – security and highly interdependent with support and maintenance, support and other services. We provided a reconciliation of adjusted gross billings to net sales, which is the most directly comparable US GAAP measure. We use adjusted gross billings of product and services as a supplemental measure of our performance to gain insight into the volume of business generated by our business, and to analyze the changes to our accounts receivable and accounts payable. Our use of adjusted gross billings of product and services as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted gross billings of product and services or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The tables below present net income reconciled to net income excluding legal and financial advisory expenses, net – unsolicited bid and related matters, net of taxes and acquisition related costs (Non-GAAP) (2) and net income reconciled to adjusted EBITDA (3):

	Three months ended
	March 31,
	2021	2020
Net income reconciled to net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs (Non-GAAP):

Net income	$1,520	$836
Legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes	-	992
Acquisition related costs	-	302
Net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs	$1,520	$2,131

Net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs per common share - diluted	$0.35	$0.47

(2)	We define net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs, as net income, plus legal and financial advisory expenses, net - unsolicited bid and related matters and acquisition related costs, less the income tax benefit attributable to the legal and financial advisory expenses, net - unsolicited bid and related matters. We provided a reconciliation of net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs, to net income, which is the most directly comparable U.S. GAAP measures. We use net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs as supplemental measures of our performance to gain insight into comparison of our businesses profitability when compared to the prior year. Our use of net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate legal and financial advisory expenses, net - unsolicited bid and related matters, acquisition related costs, legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

	Three months ended
	March 31,
	2021	2020
Net income reconciled to adjusted EBITDA:

Net income	$1,520	$836
Provision for income taxes	431	279
Depreciation and amortization	399	96
Interest expense	18	17
EBITDA	2,368	1,228
Share-based compensation	279	167
Legal and financial advisory expenses, net - unsolicited bid and related matters	-	1,323
Acquisition related costs	-	403
Adjusted EBITDA	$2,647	$3,121

(3)	We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation, interest, legal and financial advisory expenses, net – unsolicited bid and related matters and acquisition related costs. We define effective margin as adjusted EBITDA as a percentage of gross profit. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable US GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into our businesses profitability when compared to the prior year and our competitors. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The following represents the components of interest, net:

	Three months ended
	March 31,
	2021	2020
Components of interest, net

Amortization of discount on accounts receivable with extended payment terms	$(25)	$(62)
Interest income	(3)	(17)
Interest expense	18	17
Interest, net	$(10)	$(62)